Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-192681; and Form S-8, No. 333-187500) of Aviv REIT, Inc. of our reports dated February 20, 2014, with respect to the consolidated financial statements and schedules of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Chicago, Illinois

February 20, 2014